EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND FINANCIAL OFFICER
IN ACCORDANCE WITH 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Wound Management Technologies, Inc. on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof, I, Robert Lutz, Jr., Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 12, 2013
/S/    Robert Lutz, Jr.
Robert Lutz, Jr.,
Chairman of the Board, Chief Executive Officer and President